McCormick to Acquire Cholula Hot Sauce
Accelerates McCormick’s Condiment Growth with a Complementary
Authentic Mexican Flavor Hot Sauce Brand
HUNT VALLEY, Md., November 24, 2020 - McCormick & Company Inc. (NYSE: MKC) (the “Company”), a global leader in flavor, today announced that it has signed a definitive agreement to acquire the parent company of Cholula Hot Sauce®, a premium hot sauce brand that delivers authentic Mexican flavor, from L Catterton, for $800 million in cash.
“The acquisition of Cholula accelerates McCormick’s growth opportunities within our condiment platform and broadens our portfolio in the hot sauce category with the addition of the Cholula brand,” said Lawrence E. Kurzius, Chairman, President and Chief Executive Officer. “Hot sauce is an attractive, high-growth category and, as an iconic premium brand, Cholula is outpacing category growth. As McCormick continues to capitalize on the growing consumer interest in healthy and flavorful eating, Cholula, a brand known for authentic bold and spicy Mexican flavors, is a strong complement to our portfolio providing consumers and foodservice operators with an even more diverse product offering that we expect will strengthen our growth opportunities.”
Mr. Kurzius continued, “McCormick has a history of creating value through acquisitions. We have a proven track record for achieving our plans and accelerating the performance of acquired brands. We plan to grow Cholula by optimizing category management and brand marketing, while also expanding channel penetration, making McCormick the perfect home for the Cholula brand. As we remain focused on growth and creating long-term shareholder value, we are confident Cholula is a great strategic addition to the McCormick portfolio.”
“In the last 19 months, with the support, resources, and operational expertise of the L Catterton team, we established Cholula as a high-performing standalone business, vastly improved our commercial execution efforts, and pivoted our foodservice strategy to position Cholula for long-term growth and success,” said Maura Mottolese, Chief Executive Officer of Cholula. “With McCormick’s extensive experience and unique insight into the hot sauce category and unmatched global flavor leadership, we look forward to capitalizing on new opportunities and reaching even greater heights together.”
Cholula’s annual net sales are approximately $96 million and are expected to grow mid-to-high single digits in a normalized environment beyond the COVID-19 pandemic. Cholula’s portfolio of six distinctive flavors is proudly made in Mexico using high-quality ingredients and is based on a 100-year old recipe comprised of a unique blend of fresh peppers and regional spices. McCormick plans to retain the Cholula brand name in both the retail and foodservice channels.

McCormick Anticipates the Acquisition of Cholula Will Drive Long-Term Shareholder Value
•Increases Breadth and Reach Through Complementary Products and an Expanded Consumer Base: Cholula’s products are highly complementary to McCormick’s existing hot sauce portfolio and will broaden the flavor offerings to consumers and foodservice operators. Cholula has strong brand equity and a differentiated, traditional Mexican hot sauce taste profile that builds on McCormick’s existing portfolio. Cholula’s passionate fan base, with a particular affinity among millennials is incremental to Frank’s RedHot® loyal consumer base, including their product usage which is typically in Mexican dishes.
•Drives Growth Through Leveraging Operational Expertise and Infrastructure: McCormick plans to elevate Cholula’s brand awareness, increase the availability of its products, and extend the Cholula brand into new formats and eating occasions to drive trial and household penetration. The Company’s category management, e-commerce and marketing excellence, in addition to its insight-driven innovation capabilities, are expected to accelerate momentum, expand distribution and drive growth.
•Expands Branded Foodservice Distribution and Increases Penetration: McCormick’s broad presence across all foodservice channels is expected to strengthen Cholula’s go-to-market model. The stronger model, combined with McCormick’s culinary foundation and deep insights on menu trends, will expand the recipe inspiration and flavor solutions offered to operators and provide significant opportunities to drive growth through increased distribution and penetration.
•Accretive to Margins: Cholula has an attractive margin profile which we expect will be accretive to McCormick’s Consumer and Flavor Solutions segments, excluding transaction and integration costs. McCormick also expects the transaction to be accretive to adjusted earnings per share in 2021.

Financial Terms
McCormick has entered into a definitive agreement to acquire 100% of the parent company of Cholula for $800 million on a cash free, debt free basis, subject to customary working capital adjustments. The transaction is expected to be completed by the end of the calendar year and will be financed with a combination of cash on hand and commercial paper. Upon closing, the company will incur certain transaction costs that will impact earnings per share. The transaction is subject to customary closing conditions.
Conference Call and Webcast
Lawrence Kurzius, Chairman, President and Chief Executive Officer and Mike Smith, Executive Vice President & CFO, will host a conference call today, November 24, 2020, at 7:30 AM ET to discuss this announcement with the financial community. The conference call can be accessed by dialing (877) 407-8291 (U.S. / Canada) or (201) 689-8345 (International). A replay of the call will be available until December 8, 2020 at 12:00 AM ET by dialing (877) 660-6853 (U.S./Canada) or (201) 612-7415 (International) and by entering the passcode 13713694. The webcast and accompanying presentation of the conference call will be available on McCormick’s website (ir.mccormick.com) prior to the start of the call.

Advisors
Goldman Sachs and Cleary Gottlieb Steen & Hamilton LLP are serving as financial advisor and legal counsel, respectively, to McCormick in connection with the transaction.
Forward-looking Information
Certain information contained in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as "may," "will," "expect," "should," "anticipate," "intend," "believe" and "plan." The forward-looking statements contained in this press release include, without limitation, statements related to: the planned acquisition of the parent company of Cholula Hot Sauce® (“Cholula”) and the timing thereof; the ability to meet the closing conditions for the planned acquisition; the expected impact of the planned acquisition of Cholula, including among others, on McCormick’s net sales, expected trends in net sales, and earnings performance and other financial measures; expectations regarding improved scale, growth potential in various products and channels, including the impact from category management, e-commerce and marketing excellence, innovation, expanded distribution and household penetration; expectations regarding acceleration of growth in the condiments category; expectations regarding growth in the hot sauce category; the realization of anticipated cost synergies, margin expansion and adjusted earnings per share accretion from the acquisition; the ability to create shareholder value through acquisitions; the impact of COVID-19 on Cholula’s business, supply chain, suppliers, consumers, customers, and employees; the ability to retain key personnel; and the anticipated sufficiency of future cash flows to enable the payments of interest and repayment of short- and long-term debt as well as quarterly dividends and the ability to issue additional debt or equity securities.
These and other forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Results may be materially affected by factors such as: the inability to satisfy, or delays in satisfying, the closing conditions; risks associated with acquisitions generally, such as the failure to retain key employees of Cholula; issues or delays in the successful integration of Cholula’s operations with those of McCormick, including incurring or experiencing unanticipated costs and/or delays or difficulties; difficulties or delays in the successful transition of the Cholula’s business as well as risks associated with the integration and transition of the operations, systems and personnel of Cholula; future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; unfavorable reaction to the acquisition by customers, competitors, suppliers and employees; conditions affecting the industry generally; local and global political and economic conditions; unexpected events or public health crises, including the ongoing effects of COVID-19; the effects of the increased levels of debt service following the Cholula acquisition as well as the effects that such increased debt service may have on McCormick’s ability to borrow or the cost of such additional borrowing, our credit rating, and our ability to react to certain economic and industry conditions; and other risks described in the company's filings with the Securities and Exchange Commission, including McCormick’s Annual Report on Form 10-K for the year ended November 30, 2019 and Quarterly Reports on Form 10-Q for each of the quarters in the nine months ended August 31, 2020.

Actual results could differ materially from those projected in the forward-looking statements. The company undertakes no obligation to update or revise publicly, any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
About McCormick
McCormick & Company, Incorporated is a global leader in flavor. With over $5 billion in annual sales across 150 countries and territories, we manufacture, market and distribute spices, seasoning mixes, condiments and other flavorful products to the entire food industry including ecommerce channels, grocery, food manufacturers and foodservice businesses. Our most popular brands with trademark registrations include McCormick, French’s, Frank’s RedHot, Stubb’s, OLD BAY, Lawry’s, Zatarain’s, Ducros, Vahiné, Schwartz, Kamis, Kohinoor, DaQiao, Club House, Aeroplane and Gourmet Garden. Every day, no matter where or what you eat or drink, you can enjoy food flavored by McCormick.

Founded in 1889 and headquartered in Hunt Valley, Maryland USA, McCormick is guided by our principles and committed to our Purpose – To Stand Together for the Future of Flavor. McCormick envisions A World United by Flavor where healthy, sustainable and delicious go hand in hand. To learn more, visit www.mccormickcorporation.com or follow McCormick & Company on Twitter, Instagram and LinkedIn.

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For information contact:
Investor Relations:
Kasey Jenkins (410) 771-7140 or kasey_jenkins@mccormick.com
Corporate Communications:
Lori Robinson (410) 527-6004 or lori_robinson@mccormick.com